                                                                    EXHIBIT 11.1

                              REDWOOD TRUST, INC.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                   Three Months          Nine Months
                                                                                      Ended                 Ended
                                                                                September 30, 1998     September 30, 1998
                                                                                ------------------     ------------------
BASIC:
              Average common shares outstanding .............................        13,247,908             13,823,020
                                                                                   ------------           ------------

                    Total                                                            13,247,908             13,823,020
                                                                                   ============           ============

              Net Income                                                           ($47,866,200)          ($45,907,029)
                                                                                   ============           ============

              Per Share Amount                                                     ($      3.61)          ($      3.32)
                                                                                   ============           ============


DILUTED:
              Average common shares outstanding .............................        13,247,908             13,823,020
              Net effect of dilutive stock options outstanding
                  during the period -- based on the treasury stock method ...            63,620                 92,624

                                                                                   ------------           ------------

                    Total                                                            13,311,528             13,915,644
                                                                                   ============           ============

              Net Income                                                           ($47,866,200)          ($45,907,029)
                                                                                   ============           ============

              Per Share Amount                                                     ($      3.60)          ($      3.30)
                                                                                   ============           ============

                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                                  Three Months         Nine Months
                                                                                     Ended                Ended
                                                                                September 30, 1997   September 30, 1997
                                                                                ------------------   ------------------
BASIC:
              Average common shares outstanding .............................       14,316,678           12,983,071
                                                                                   -----------          -----------

                    Total                                                           14,316,678           12,983,071
                                                                                   ===========          ===========

              Net Income                                                           $ 6,859,361          $20,349,907
                                                                                   ===========          ===========

              Per Share Amount                                                     $      0.48          $      1.57
                                                                                   ===========          ===========


DILUTED:
              Average common shares outstanding .............................       14,316,678           12,983,071
              Net effect of dilutive stock options outstanding
                  during the period -- based on the treasury stock method ...          177,434              243,410
              Net effect of dilutive stock warrants outstanding
                  during the period -- based on the treasury stock method ...          130,489              189,551

                                                                                   -----------          -----------

                    Total                                                           14,624,601           13,416,032
                                                                                   ===========          ===========

              Net Income                                                           $ 6,859,361          $20,349,907
                                                                                   ===========          ===========

              Per Share Amount                                                     $      0.47          $      1.52
                                                                                   ===========          ===========



                                       78